THE INDUSTRIAL DEVELOPMENT AUTHORITY
                         OF ST, CHARLES COUNTY, MISSOURI


                                       And


                              LEONARD'S METAL, INC.




                                 LOAN AGREEMENT



                          Dated as of September 1, 1990




All right, title and interest of The Industrial Development Authority of St. Charles County, Missouri (the "Issuer") (with the exception of the right to receive payments, if any, under Sections 3,3, 4*2(b), 5,3 and 6,3 hereof and the rights to make determinations and receive notices as herein provided) in this Agreement has been assigned pursuant to the Indenture referred to herein, for the benefit of the holders of, and as security for payment of, the Bonds of the Issuer described herein and for certain other of its obligations as described herein.



                                 LOAN AGREEMENT

(This Table of Contents is not a part of this Loan Agreement and is only for convenience of reference)

                                TABLE OF CONTENTS

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT dated as of September 1, 1990 (the "Agreement"), by and between The Industrial Development Authority of St. Charles County, Missouri, a public corporation created and existing under the laws of the State of Missouri (the "Issuer"), and Leonard's Metal, Inc., a Missouri corporation (the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Issuer is authorized by the Industrial Development Corporations Act, Chapter 349 of the Revised Statutes of Missouri (as supplemented and amended, the "Act") to issue its revenue bonds for the purpose of providing funds to purchase, construct, extend and improve certain "projects" (as defined in the Act) and to refund any prior issue of bonds; and

         WHEREAS, pursuant to such authority the Issuer has previously issued its Industrial Development Revenue Bonds (LM Holding Project) Series 1983, in the original aggregate principal amount of $3,100,000, on December 20, 1983 (the "Prior Bonds"), the proceeds of which have been used to provide financing for the acquisition, construction, improvement, furnishing and equipping of certain manufacturing facilities located in St. Charles County, Missouri; and

         WHEREAS, the Company has now requested the Issuer to make a loan to the Company to (a) redeem the Prior Bonds and (b) acquire, construct, equip and/or install additions and improvements to the Company's existing manufacturing facilities located in St. Charles County, Missouri (the "Project", as hereinafter more fully described); and

         WHEREAS, the Issuer has determined that making the loan to the Company will serve the intended purposes of the Act, provide the public benefits contemplated by the Act and in all respects conform with the provisions and requirements of the Act; and

         WHEREAS, to obtain funds to lend to the Company, the Issuer has agreed to issue and sell its Variable Rate Demand Industrial Development Revenue Bonds, Series 1990 (Leonard's Metal, Inc. Project), in the aggregate principal amount of $5,000,000 (the "Bonds"), which Bonds will be issued under the terms of an Indenture of Trust (the "Indenture") of even date herewith between the Issuer and Mark Twain Bank, St, Louis, Missouri, as trustee (the "Trustee"); and

         WHEREAS, the Bonds will be secured by (i) an assignment and pledge of this Agreement and the Promissory Note of the Company issued pursuant to this Agreement (the "Note"), and (ii) moneys derived from drawings under the irrevocable, transferable letter of credit issued by Harris Trust and Savings Bank, Chicago, Illinois (the "Bank"), in favor of the Trustee for the benefit of the owners f rom time to time of the Bonds, and any other letter of credit issued in substitution therefor in accordance with the terms hereof (the "Letter of Credit");

         NOW, THEREFORE, in consideration of the respective representations and agreements herein contained, the Parties hereto agree as follows (provided, that in the performance of the agreement of the Issuer herein contained, any obligation it may thereby incur shall not constitute a debt of the Issuer, or a charge against its general credit, but shall be payable solely out of the revenues and receipts derived from this Agreement, the Note, the sale of the Bonds, the income from the temporary investment thereof and moneys derived from drawings under the Letter of Credit, all as herein provided):

                                    ARTICLE I

                               DEFINITION OF TERMS

         All words and phrases defined in Article I of the Indenture shall have the same meanings in this Agreement. Certain terms used in this Agreement are hereinafter defined in this Article I. When used herein, such terms shall have the meanings given them by the language employed in this Article I defining such terms unless the context clearly indicates otherwise:

         "Acquisition and Construction Fund" means The Industrial Development Authority of St. Charles County, Missouri Variable Rate Demand Industrial Development Revenue Bond Acquisition and Construction Fund (Leonard's Metal, Inc. Project) created and established in Section 6.6 of the Indenture.

         "Acquisition and Construction Period" means the period between the beginning of the acquisition, construction, equipping and/or installation of the Project or the date on which the Bonds are first delivered to the purchasers thereof., whichever is earlier, and the Completion Date,

         "Act" means the Industrial Development Corporations Act, Chapter 349 of the Revised Statutes of Missouri, as supplemented and amended.

         "Agreement"   means  this  Loan   Agreement,   as  from  time  to  time
supplemented and amended.

         "Alternate Credit Facility" means an irrevocable letter of credit, a surety bond, an insurance policy or other credit facility delivered to the Trustee pursuant to Section 5,9(e) hereof.

         "Authorized Company Representative" means such person at the time and from time to time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Trustee and the Bank, containing the specimen signature of such person, signed on behalf of the Company by the chief executive officer, any vice president, the treasurer or the secretary of the Company, Such certificate may designate an alternate or alternates.

         "Bank" means Harris Trust and Savings Bank, Chicago, Illinois, in its capacity as the issuer of the initial Letter of Credit pursuant to Section 5,9(a) hereof, its successors in such capacity and their assigns, and the issuer of any substitute Letter of Credit pursuant to Section 5.9(b), Section 5.9(c) or
Section 5.9(d) hereof, its successors in such capacity and their assigns.

         "Bond Counsel" means the counsel who renders the opinion as to the tax-exempt status of the interest on the Bonds on the date of the issuance, sale and delivery of the Bonds or such other nationally recognized municipal bond counsel of recognized expertise with respect to such matters as may be mutually satisfactory to the Issuer, the Company, the Bank and the Trustee,

         "Bond Fund" means The Industrial Development Authority of St, Charles County, Missouri Variable Rate Demand Industrial Development Revenue Bond Fund, Series 1990 (Leonard's Metal, Inc. Project), created and established in Section 6,2 of the Indenture.

         "Bond Purchase Fund" means The Industrial Development Authority of St. Charles County., Missouri Variable Rate Demand Industrial Development Revenue Bond Purchase Fund, Series 1990 (Leonard's Metal, Inc. Project), created and established in Section 6.8 of the Indenture.

         "Bonds" means the Variable Rate Demand Industrial Development Revenue Bond, Series 1990 (Leonard's Metal, Inc, Project) of the Issuer, in the aggregate principal amount of $5,000,000 issued pursuant to the Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Leonard's Metal, Inc., a Missouri corporation, and any surviving, resulting or transferee corporation as permitted by Section 5,2 hereof.

         "Completion Date" means the earlier of (i) September 1, 1993 or (ii) the date of completion of the Project as that date shall be certified as provided in Section 3,4 hereof.

         "Conversion Date" means the date on which the Fixed Rate on the Bonds shall be effective pursuant to Section 2.2 of the Indenture.

         "Cost of the Project" means the sum of the items authorized to be paid from the Acquisition and Construction Fund pursuant to the provisions of (a) through (h) of Section 3,3 hereof.

         "Costs of Issuance" means those issuance costs described in Section 147(g) of the Code and any Regulations thereunder.

         "Determination of Taxability" means a decision by the Internal Revenue Service or a court of competent jurisdiction, as a result of the proceedings in which the Company participates or is given the opportunity to participate, from which decision no further right of appeal exists, that as a result of any action taken, permitted or omitted to be taken by the Company, the interest payable on the Bonds or any of them is includable in the gross income of any owner thereof for federal income tax purposes (other than any owner who is a "substantial user" or a "related person" within the meaning of Section 147(a) of the Code and the applicable Regulations thereunder).

         "Event of Default" means any occurrence or event specified as such in and defined as such by Section 6.1 hereof.

         "Event of Taxability" means the enactment of legislation, the issuance or rendering of a judicial decision or decree, or an order, ruling, regulation or official statement, in any case of general application of the Department of the Treasury or of the Internal Revenue Service of the United States, the issuance or revocation of any published ruling or other announcement or procedure of general application by the Department of the Treasury or the Internal Revenue Service of the United States., or the occurrence of any other act, event or circumstance, but in all cases excluding the occurrence of a Determination of Taxability, which, in the opinion of Bond Counsel will cause interest income on the Bonds, or any portion thereof, to be includable either currently or retroactively in the gross income of any owner thereof for federal income tax purposes (other than an owner who is a "substantial user" or "related person" within the meaning of Section 147(a) of the Code and the applicable Regulations thereunder) , Taxes which are or may be imposed on the interest payable on the Bonds because such interest is or may be treated as a specific preference item for individuals or corporations or as an adjustment item in computing any minimum tax or in computing the environmental tax imposed on certain corporations or in computing the branch profits tax imposed on certain foreign corporations or with respect to interest on indebtedness which is not deductible under Section 265 of the Code are examples of taxes which do not result in the interest payable on the Bonds or any of them being includable in the gross income of any owner thereof for federal income tax purposes.

         "Fixed Rate" means the interest rate to be borne by the Bonds on and after the Conversion Date, established in accordance with Section 2.2 of the Indenture.

         "Fixed Rate Period" means the period from and after the Conversion Date until the maturity date of the Bonds.

         "Indenture" means the Indenture of Trust dated as of September 1, 1990, by and between the Issuer and the Trustee, as from time to time supplemented and amended.

         "Investment Obligations" shall mean, to the extent lawful for the investment of moneys to be made therein, any of the following obligations or securities on which neither the Company nor any of its subsidiaries is the obligor:

         (a)      Governmental Obligations;

         (b) interest-bearing deposit accounts (which may be represented by certificates of deposit including Eurodollar certificates of deposit) in national or state banks (which may include the Trustee, the Paying Agent, any Co-Paying Agent, the Bond Registrar, the Tender Agent, the Remarketing Agent and the Bank) having a combined capital and surplus of not less than $100,000,000;

         (c) bankers' acceptances drawn on and accepted by commercial banks (which may include the Trustee, the Paying Agent, any Co-Paying Agent, the Bond Registrar, the Tender Agent, the Remarketing Agent and the Bank) having a combined capital and surplus of not less than $100,000,000;

         (d) obligations of any agency or instrumentality of the United States of America;

         (e) commercial or finance company paper which is rated in The highest rating category by a nationally recognized rating agency;

         (f) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $100,000,000 (which may include the Trustee, the Paying Agent, any Co-Paying Agent, the Bond Registrar, the Tender Agent, the Remarketing Agent and the Bank), provided (i) that such repurchase agreements shall be secured as to principal (but only to the extent not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation, or a similar corporation chartered by the United States of America) by Governmental obligations, the fair market value of which is equal to one hundred percent (100%) of such principal, (ii) the Trustee or a third party acting solely as agent for the Trustee has possession of the underlying securities, (iii) the Trustee or its agent has a perfected first security lien in such collateral, and (iv) such collateral is free and clear of third party liens;

         (g) Obligations of any state or political subdivision thereof or any agency or instrumentality of such a state or political subdivision, the interest on which, in the opinion of Bond Counsel, is not includable in the gross income of the owners thereof for federal income tax purposes; and

         (h) Any other obligations agreed upon in writing by the Bank and the Company,

         "Issuer" means The Industrial Development Authority of St, Charles County, Missouri, a public corporation created and existing under the laws of the State of Missouri, and any successor body to the duties or functions of the Issuer.

         "Land" means the real estate described in Exhibit B of this Agreement.

         "Letter of Credit" means the initial irrevocable, transferable Letter of Credit delivered to the Trustee pursuant to Section 5,9(a) hereof, and, unless the context or use indicates another or different meaning or intent, any substitute Letter of Credit delivered to the Trustee pursuant to Section 5,9(b),
Section 5.9(c) or Section 5,9(d) hereof.

         "Letter of Instructions" means the Arbitrage Letter of Instructions, dated the date of original delivery of the Bonds, and attached to the Issuer's Arbitrage Certificate, as from time to time supplemented and amended.

         "Note" means the promissory note of the Company made payable to the Issuer and endorsed by the Issuer to the Trustee, delivered by the Company pursuant to Section 4,2(a) hereof., in order to evidence the obligation of the Company to repay the loan made hereunder, payments on which Note are provided to be sufficient to pay the principal of, premium, if any, and interest on the Bonds when due.

         "Principal User" means a principal user within the meaning of Section 144(a)(2) of the Code and the Regulations.

         "Project" means the acquisition, construction, equipping and/or installation of additions and improvements to the Company's existing manufacturing and assembly facilities located at 3600 Mueller Road in the City of St. Charles, Missouri and at 3030 N, Highway 94 in an unincorporated area of St. Charles County, Missouri.

         "Project Certificate" means the Company's Closing Certificate delivered concurrently with the issuance of the Bonds.

         "Rebate Fund" means the Rebate Fund created and established under the Letter of Instructions.

         "Redemption Fund" means The Industrial Development Authority of St. Charles County, Missouri Redemption Fund for Industrial Development Revenue Bonds (LM Holding Project) Series 1983, created and established in Section 6.14 of the Indenture.

         "Regulations" means those regulations, whether now or hereafter adopted, proposed or temporary, prepared by the United States Department of the Treasury with respect to Section 103 or any of Sections 141 through 150 of the Code.

         "Reimbursement Agreement" means the Reimbursement Agreement dated as of September 1, 1990, between the Company and the Bank, as from time to time supplemented and amended, under the terms of which the Bank agrees to issue and deliver the initial Letter of Credit to the Trustee, and, unless the context or use indicates another or different meaning or intent, any letter of credit or reimbursement agreement between the Company and the issuer of any substitute Letter of Credit delivered to the Trustee pursuant to Section 5,9(b), Section 5.9(c) or Section 5,9(d) hereof, as from time to time supplemented and amended, which provides that it is a Reimbursement Agreement for purposes of this Agreement and the Indenture,

         "Remarketing Agent" means Harris Trust and Savings Bank, Chicago, Illinois, and any successors thereto, appointed in accordance with Section 10.11 of the Indenture.

         "Remarketing Agreement" means the Placement and Remarketing Agreement dated as of September 1, 1990 by and between the Company and the Remarketing Agent, as from time to time supplemented and amended.

         "Section 144 (a) (4) Capital Expenditures" means those expenditures required to be taken into account with respect to the Bonds pursuant to Section 144(a)(4)(A) and (B) of the Code and the Regulations, including Section 1,103-10(b)(2)(ii) and (iii) of the Regulations [including any expenditures no matter by whom made (regardless of how paid, whether in cash, notes or stock in a taxable or nontaxable transaction) paid or incurred during the six-year period beginning 3 years before the date of issuance and delivery of the Bonds with respect to facilities located in St, Charles County, Missouri and which may, under-any rule or election under the Code, be treated as a capital expenditure (whether or not such expenditure is so treated) and not paid or reimbursed out of the proceeds of the Bonds], but not including excluded expenditures pursuant to Section 144(a)(4)(C) of the Code and the Regulations, including Section 1,103-10(b)(2)(iv) and (v) of the Regulations. Such term shall also include research and development costs properly allocable to the Project no matter where paid or incurred.

         "Section 144 Related Person" means a "related person" within the meaning of Section 144(a)(3) of the Code (or any successor sections thereto) and the Regulations,

         "Section 147 Related Person" means a "related person" within the meaning of Section 147(a)(2) of the Code (or any successor sections thereto) and the Regulations.

         "State" means the State of Missouri.

         "Stated Termination Date" means the date on which the Letter of Credit is stated to expire.

         "Substantial  User"  means  "substantial  user"  within the  meaning of
Section 147(a) of the Code (or any successor sections thereto) and the Regulations.

         "Trustee" means the Trustee at the time serving as such under the Indenture.

         "Variable Rate Period" means the period f rom the date of the initial delivery of the Bonds to the earlier of the Conversion Date or the maturity date of the Bonds.

         The words "hereof", "herein$#, "hereunder" and other words of similar import refer to this Agreement as a whole.

         Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed.

         The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

                                   ARTICLE II

                                 REPRESENTATIONS

         Section 2.1. Representations of the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

         (a) The Issuer is a public corporation duly organized and existing under the laws of the State, including particularly the Act, Under the provisions of the Act and proceedings of the Issuer, the Issuer has the power and authority to enter into and accept the benefits of the transactions contemplated by., and to execute and deliver., this Agreement and the Indenture and to carry out its obligations hereunder and thereunder.

         (b) To its knowledge, neither the execution and delivery of this Agreement, the Indenture or the Bonds, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Indenture or the Bonds conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or constitutes a default under any of the foregoing.

         (c) The Issuer has not assigned or pledged and will not assign or pledge its right, title or interest in or to this Agreement or the Note, other than to secure the Bonds and as otherwise provided in the Indenture.

         (d) To its knowledge,. the Issuer is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in the preceding subsection (a).

         (e) The Issuer has found that the refunding of the Prior Bonds and the financing of the Cost of the Project will further the public purposes stated in the Act.

         (f) The Issuer has complied with all requirements of the Act and other controlling State law in the authorization, execution and delivery of this Agreement and the Indenture. No consent, approval, authorization or order of any court or governmental or public agency, authority or body except those heretofore obtained is required* by the Act with respect to the Issuer for the valid execution, delivery and performance by the Issuer of this Agreement or the Indenture.

         (g) To its knowledge, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending or threatened against the Issuer wherein an unfavorable decision, ruling or finding would in any way materially adversely affect the transactions contemplated by this Agreement, or which in any way would adversely affect the validity or enforceability of the Bonds, the Indenture, this Agreement or any proceedings of the Issuer in connection therewith.

         (h) To its knowledge, no member of the Board of Directors of the Issuer or any other officer of the Issuer has any significant or conflicting interest (financial, employment or otherwise) in the Company, the Project or in the transactions contemplated hereby,

         Section 2.2. Representations of the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of Missouri, is duly Qualified to do business and is in good standing in the State, and has the power to enter into, and, by proper corporate action has been duly authorized to execute and deliver this Agreement, the Note, the Reimbursement Agreement, the Letter of Instructions and the Remarketing Agreement.

         (b) Neither the execution and delivery of this Agreement, the Note, the Reimbursement Agreement, the Letter of Instructions and the Remarketing Agreement to the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Note, the Reimbursement Agreement, the Letter of Instructions and the Remarketing Agreement, conflicts with or results in a breach of any of the terms, conditions or provisions of any material restriction or any material agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company or any subsidiary thereof (excluding any liens created in contemplation of the issuance of the Bonds). No condition exists which would, upon the execution of this Agreement, with the lapse of time or the giving of notice, or both, become an Event of Default hereunder.

         (C) The statements, information, descriptions, estimates and assumptions contained in the Project Certificate and the Letter of Instructions are true, correct and complete, are based upon the best information available to the Company, do not and will not, on the date of delivery of the Bonds, contain any untrue statement or misleading statement of a material fact, and do not and will not on the date or delivery of the Bonds, omit to state a material fact required to be stated therein or necessary to make the statements, information, descriptions, estimates and assumptions contained therein, in the light of the circumstances under which they were made, not misleading.

         (d) To its knowledge, no event has occurred or is continuing which has resulted or would result in the interest paid on the Prior Bonds being included or includable in the gross income of any owner thereof for federal income tax purposes.

                                   ARTICLE III

                   ACQUISITION, CONSTRUCTION, INSTALLATION AND
                 EQUIPPING OF THE PROJECT; ISSUANCE OF THE BONDS

         Section 3.1. Acquisition, Expansion, Renovation, Installation and Equipping of the Project; Title. The Company agrees that it will acquire, construct, equip and/or install, or complete the acquisition, construction, equipping and/or installation of, the Project; any plans and specifications for any construction, including any and all supplements, amendments and additions (or deletions) thereto (or therefrom), . shall be made available to the Issuer, the Trustee and the Bank on written request.

         Except as otherwise disclosed to the Trustee and the Bank, the Company represents and warrants that it has, or prior to the delivery of the Bonds will have, acquired good and marketable title to the Land to enable the Company to acquire, construct, equip and/or install and use the Project as contemplated by this Agreement, The Company further represents that it has or will acquire good and marketable title to all the real and personal property constituting the Project in order to enable the Company to use the Project as contemplated by this Agreement.

         Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds to redeem the Prior Bonds and to finance a portion of the Cost of the Project, as provided in Section 4.1 hereof, the Issuer agrees that it will issue, sell and cause to be delivered to the purchasers thereof, the Bonds in the aggregate principal amount of $5,000,000, bearing interest, maturing and subject to prior redemption as set forth in the Indenture. The Issuer will thereupon lend the proceeds of the Bonds to the Company by causing the deposit of the proceeds of the Bonds in the Redemption Fund and in the Acquisition and Construction Fund.

         Section 3.3. Disbursements from the Acquisition and Construction Fund. The Issuer authorizes and directs the Trustee, upon compliance with the Indenture, to disburse the moneys in the Acquisition and Construction Fund to or on behalf of the Company for the following purposes and, subject to the provisions of Section 3,5 hereof and the provisions of the Project Certificate, for no other purposes:

         (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and the acquisition, construction, equipping and/or installation of the Project.

         (b) Payment or reimbursement of any legal, financial and accounting fees and expenses, the established administrative fees and expenses of the Issuer, costs of the execution and filing of any instruments and the preparation of all other documents in connection therewith, and payment or reimbursement of all fees, costs and expenses for the preparation of this Agreement, the Reimbursement Agreement, the Letter of Credit, the Letter of Instructions, the Indenture, the Remarketing Agreement and the Bonds.

         (c) Payment or reimbursement for labor, services, materials and supplies used or furnished in the acquisition, construction, equipping and/or installation of the Project, all as provided in the plans, specifications and work orders therefor, payment or reimbursement for the cost of the acquisition, construction, equipping and/or installation of utility services or other facilities and the acquisition and installation of all real and personal property deemed necessary in connection with the Project and payment or reimbursement for the miscellaneous capitalized expenditures incidental to any of the foregoing items.

         (d) Payment or reimbursement of the fees, if any, for architectural.. engineering, legal, investment banking and supervisory services with respect to the Project.

         (e) To the extent not paid by a contractor for construction or installation with respect to any part of the Project, payment or reimbursement of the premiums on all insurance required to be taken out and maintained during the Acquisition and Construction Period, if any.

         (f) Payment of the taxes, assessments, interest on the Bonds and other charges, if any, that may become payable during the Acquisition and Construction Period with respect to the Project, or reimbursement thereof if paid by the Company.

         (g) Payment or reimbursement of expenses incurred in seeking to enforce any remedy against any supplier, conveyor., grantor, contractor or subcontractor in respect of any default under a contract relating to the Project.

         (h)      Payment of any other costs permitted by the Act.

         (i) All moneys remaining in the Acquisition and Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (h), inclusive, of this
Section 3,3,  shall at the direction of the Company be used in  accordance  with
Section 3,4 hereof.

         Notwithstanding the foregoing, in no event shall the Costs of Issuance financed with the proceeds of the Bonds exceed 2% of the proceeds of the Bonds within the meaning of Section 147(g) of the Code.

         Except as otherwise provided in the Letter of Instructions, each of the payments referred to in this Section 3.3, other than those payments referred to in subsection (i) above, shall be made upon receipt by the Trustee of a written requisition (substantially in the form set forth in Exhibit A to the Indenture) signed by the Authorized Company Representative and approved in writing by the Bank stating with respect to each payment to be made: (i) the requisition number., (ii) the name and address of the person, firm or corporation to whom payment is due, (iii) the amount to be paid, (iv) that each obligation mentioned therein has been properly incurred, is a proper charge against the Acquisition and Construction Fund and has not been the basis of any previous withdrawal, (v) that payment of such requisition will not breach any limitation on disbursements contained in the Project Certificate, (vi) that the amount remaining in the Acquisition and Construction Fund after the withdrawal in question is made, the reasonable estimate of investment income thereon, plus funds of the Company available for such purpose will, after payment of the amounts then requested, be sufficient to pay the cost of completing the Project, and (vii) in the case of subsection (h), stating that such costs are costs permitted by the Act.

     Section 3.4. Establishment of Completion Date; Obligation of Company to Complete. The Completion Date shall be evidenced to the Trustee and the Bank by a certificate signed by the Authorized Company Representative, stating the Cost of the Project and stating that (i) the acquisition, construction, equipping and/or installation of the Project has been completed substantially in accordance with the plans., specifications and work orders therefor and all labor, services, materials and supplies used in such acquisition, construction, equipping and/or installation have been paid for, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed, equipped and/or installed in accordance with the plans, specifications and work orders therefor, and all costs and expenses incurred in connection therewith (other than costs and expenses for which the Company has withheld payment) have been paid. If the Company withholds the payment of any such cost or expense of the Project, the certificate shall state the amount of such withholding and the reason therefor, Notwithstanding the foregoing., such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. It shall be the duty of the Company to cause such certificate to be furnished to the Trustee and the Bank promptly after the Project shall have been completed.

         Within ten (10) days of the delivery by the Authorized Company Representative of the certificate evidencing the Completion Date, the Trustee shall retain in the Acquisition and Construction Fund a sum equal to the amounts necessary for payment of Costs of the Project not then due and payable or the liability for which the Company is contesting as set forth in said certificate, Any amount not so retained in the Acquisition and Construction Fund for such costs, and all amounts so retained but not subsequently used and for which notice of such failure of use has been given by the Company to the Trustee, shall be segregated by the Trustee and used by the Trustee, at the direction of the Authorized -Company Representative, (a) to redeem Bonds on the earliest redemption date permitted by the Indenture for which no prepayment premium or penalty pertains, or, at the option of the Company, at an earlier redemption date (provided that, in neither event shall such amounts be used to pay interest or premium on the Bonds in connection with such redemption), (b) to purchase Bonds on the open market (including Bonds subject to mandatory purchase) prior to such redemption date (provided that, if Bonds are purchased at an amount in excess of the principal amount thereof, the Company shall pay such excess out of other funds) for the purpose of cancellation, or (c) for any other purpose, provided that the Trustee is furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and will not adversely affect the exclusion from federal income taxation of interest on any of the Bonds, Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by Section 3.5 hereof, but may not be invested, without an opinion of Bond Counsel to the effect that such investment will not adversely affect the exclusion from federal income taxation of interest on any of the Bonds, to produce a yield on such amount (computed from the Completion Date and taking into account any investment of such amount from the Completion Date) greater than the yield on the Bonds, computed in accordance with applicable provisions of the Code and Regulations, The Issuer agrees to cooperate with the Trustee and take all required action necessary to redeem the Bonds or to accomplish any other purpose contemplated by this Section 3.4. To the extent that Revenue Procedure 79-5, as amplified by Revenue Procedure 81-22, of the Internal Revenue Service is applicable to the Bonds, the Company agrees to comply therewith.

     In the event the moneys in the Acquisition and Construction Fund available for payment of the Cost of the Project should not be sufficient to pay the costs thereof in full, the Company agrees to pay directly the costs of completing the Project as may be in excess of the moneys available therefor in the Acquisition and Construction Fund, The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Acquisition and Construction Fund and which, under the provisions of this Agreement, will be available for payment of a portion of the Cost of the Project, will be sufficient to pay all the costs which will be incurred in that connection, The
Company agrees that if after exhaustion of the moneys in the Acquisition and Construction Fund the Company should pay any portion of the Cost of the Project pursuant to the provisions of this Section 3.4, it shall not be entitled to any reimbursement therefor from the Issuer, from the Trustee or from the Bank, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof or under the Note,

         Section 3.5. Investment of Moneys in the Acquisition and Construction Funds the Bond Fund and the Bond Purchase Fund. Any moneys held as part of the Acquisition and Construction Fund shall be invested or reinvested by the Trustee, at the oral (promptly confirmed in writing) or written direction of the Authorized Company Representative, as provided in Article VII of the Indenture, in Investment Obligations specified by the Authorized Company Representative, Any moneys held as a part of the Bond Fund (including any moneys held for the payment of a particular Bond) shall be invested or reinvested by the Trustee at the written direction of the Authorized Company Representative as provided in
Article VII of the Indenture, to the extent permitted by law, in bonds, notes,* certificates of indebtedness, treasury bills or other securities constituting direct obligations of the United States of America specified by the Authorized Company Representative, except to the extent Article VII of the Indenture requires that said moneys be invested or reinvested solely in Governmental Obligations. Any such securities may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may make any and all such investments through its own bond department.

         The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the Acquisition and Construction Fund or the Bond Fund, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund and paid by the Company.

         Any moneys held as part of the Bond Purchase Fund shall not be invested.

         Section 3.6. Special Arbitrage Covenants. The Issuer and the Company each covenant for themselves, but not each other, that so long as Bonds shall remain outstanding (any provisions in this Agreement or the Indenture to the contrary notwithstanding with respect to investment of moneys, whether such moneys were derived from the proceeds of the Bonds or from any other source), no use will be made by them of any moneys which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code, and further covenant to comply with the requirements of the Letter of Instructions and of said Section 148 and the Regulations and to execute such certificates as may be necessary to evidence such compliance. To the extent of any inconsistency between the Letter of Instructions and this Agreement, the Letter of Instructions shall control.

         The Issuer hereby authorizes and directs the Company to cause the Trustee to transfer moneys in the Acquisition and Construction Fund to the Rebate Fund to the extent required under the Letter of Instructions.

         Section 3.7. No Additional Bonds. The Issuer covenants that it shall not issue additional bonds on a parity with the Bonds.

         Section 3.8. Redemption of Prior Bonds. Such proceeds of the Bonds as shall be directed by the Issuer to the Trustee at the time of issuance and delivery of the Bonds shall be deposited in the Redemption Fund established under the Indenture for redemption of the Prior Bonds, The balance of the proceeds of the Bonds (exclusive of accrued interest, if any) shall be deposited in the Acquisition and Construction Fund.


                                   ARTICLE IV

                              REPAYMENT PROVISIONS

         Section 4.1 Bond Proceeds. The Issuer covenants and agrees, upon the terms and conditions of this Agreement, to lend the proceeds received from the sale of the Bonds to the Company in order to redeem the Prior Bonds and to finance the Cost of the Project, Pursuant to said covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in the Indenture and this Agreement, and will lend the proceeds of the Bonds to the Company by causing the Bond proceeds to be applied as provided in Article III hereof, Such proceeds shall be disbursed by the Trustee to or on behalf of the Company as provided in Section 3.3 hereof.

         Section 4.2. Repayment of the Loan and Payment of Other Accounts Payable. (a) As evidence of its obligation to repay the loan made hereunder by the Issuer, the Company will issue its Note in the principal amount of $5,000,000, The Note shall be dated the date of issuance and delivery of the Bonds, shall mature on November 1 in the years and in the amounts set forth in Exhibit A attached hereto, except as the provisions hereinafter set forth with respect to prepayment may become applicable thereto, The Note shall bear interest on the unpaid principal amount thereof from the date of the Note at such rates equal to the interest rates from time to time borne by the Bonds, calculated on the same basis and to be paid at the same times as interest on the Bonds is calculated and paid from time to time, The Note shall be subject to prepayment as herein provided, Payments of principal, of premium, if any, and interest on the Note shall be made in lawful money of the United States of America in Federal or other immediately available funds, The Note shall be in substantially the same form as Exhibit A attached hereto and made a part hereof, The Issuer and the Company agree that the Note shall be payable to the Issuer, and shall be endorsed and pledged by the Issuer to the Trustee. The Company covenants and agrees that the payments of principal of, premium, if any, and interest on the Note shall at all times be sufficient to enable the Issuer to pay when due the principal of, premium, if any, and interest on the Bonds; provided, that the Excess Amount (as hereinafter defined) held by the Trustee in the Bond Fund on a payment date shall be credited against the payment due on such date; and provided further, that, subject to the provisions of the immediately following sentence, if at any time the amount held by the Trustee in the Bond Fund should be sufficient (and remain sufficient) to pay on the dates required the principal of, interest and premium, if any, on the Bonds then remaining unpaid, the Company shall not be obligated to make any further payments under the provisions of this Section 4.2(a) or on the Note. Notwithstanding the provisions of the preceding sentence, if on any date the Excess Amount held by the Trustee in the Bond Fund is insufficient to make the then required payments of principal (whether at maturity or upon redemption prior to maturity or acceleration), interest and premium, if any, on the Bonds on such date, the Company shall forthwith pay such deficiency. The term "Excess Amount" as of any interest payment date shall mean the amount in the Bond Fund on such date in excess of the amount required for the payment of the principal of the Bonds which theretofore has matured at maturity or on a date fixed for redemption and premium, if any, on such Bonds in all cases where Bonds have not been presented for payment and paid, or for the payment of interest which has theretofore come due in all cases where interest checks have not been presented for payment and paid.

         If the Company shall fail to pay any installment of principal of, premium, if any, or interest on the Note or under this Section 4,2(a), the installment so in default shall continue as an obligation of the Company until the amount so in default shall have been fully paid, and the Company agrees to pay same with interest thereon until paid (to the extent legally enforceable) at a rate equal to the rate borne by the Bonds from time to time from the due date thereof until paid.

         (b) The Company also agrees to pay the established administrative fees and expenses of the Issuer incurred in fulfilling the Issuer's obligations under this Agreement, the Note and the Indenture, which are not otherwise required to be paid by the Company under the terms of this Agreement.

         (c) The Company also agrees to pay to the Bond Registrar, the Tender Agent and the Trustee (1) the initial acceptance fee of the Trustee and the costs and expenses, including reasonable attorneys' fees, incurred by the Trustee in entering into and executing the Indenture, and (2) during the term of this Agreement (i) an amount equal to the annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its ordinary expenses incurred under the Note and the Indenture, including reasonable attorneys' fees, as and when the same become due, (ii) the fees, charges and expenses of the Trustee, the Bond Registrar and the Tender Agent., as and when the same become due, and (iii) the fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Note and the Indenture, including reasonable attorneys' fees, as and when the same become due.

         (d) The Company also agrees to pay all fees, charges and expenses of the Remarketing Agent as set forth in the Remarketing Agreement in carrying out its duties and obligations and performing its services under and pursuant to the Indenture and the Remarketing Agreement.

         (e) In addition to the payments required to be made by the Company pursuant to the foregoing subsections of this Section 4.2 and the Note, the Company agrees to pay to the Tender Agent amounts sufficient to pay the purchase price of any Bonds to be purchased pursuant to Section 4,1 or Section 4,2 of the Indenture, on the purchase date of such Bonds as set forth in said Section 4.1 or said Section 4.2, as the case may be, All such payments shall be made to the

Tender Agent in lawful money of the United States of America in Federal or other immediately available funds at the principal corporate trust office of the Tender Agent.

         (f) In the event that the Trustee is authorized and directed to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to pay the principal of, premium, if any, and interest on the Bonds and the purchase price of Bonds if and when due, any moneys derived from' a drawing under the Letter of Credit shall constitute a credit against the obligation of the Company to make corresponding payments on the Note and under subsections (a) and (e) of this Section 4.2.

         (g) If the date when any of the  payments  required  to be made by this
Section 4.2 is not a Business Day, then such payments may be made on the next Business Day with the same force and effect as if made on the nominal due date, and no interest shall accrue for the period after such date.

         (h) The Company shall have, and is hereby granted, the option to elect to convert the interest rate borne by the Bonds to the Fixed Rate pursuant to the provisions of Section 2.2 of the Indenture, subject to the terms and conditions set forth therein.

         (i) The Company also agrees to pay all rebatable arbitrage to the United States Government in the amounts and at the times as required under
Section 148(f) of the Code.

         Section 4.3. No Defense or Set-Off; Unconditional Obligation. The obligations of the Company to make the payments required in Section 4.2 hereof and pursuant to the Note and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee, the Tender Agent, the Paying Agent, the Bond Registrar, the Remarketing Agent or the Bank, The Company shall pay net during the term of this Agreement the payments to be made on account of the loan as prescribed in Section 4,2 hereof and all other payments required hereunder free of any deductions and without abatement, diminution or set-off other than those herein expressly provided, Until such time as the principal of, premium, if any, and interest on the Note and the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Section 4,2 hereof or the Note; (ii) will perform and observe all of its agreements contained in this Agreement in all material respects; and
(iii) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, its failure to complete the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the-State or any political subdivision thereof, or any failure of the Issuer, the Trustee or the Bank to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, except to the extent permitted by this Agreement.

         Section 4.4. Assignment and Pledge of Issuer's Rights. As security for the payment of the Bonds, the Issuer will assign and pledge to the Trustee all right, title and interest of the Issuer in and to this Agreement and the Note, including the right to receive payments hereunder and thereunder (except the right to receive payments, if any, under Sections 3,3, 4.2(b)j, 5,3 and 6.3 hereof and the rights to make determinations and receive notices as herein provided), and hereby directs the Company to make said payments directly to the Trustee. The Company herewith assents to such assignment and pledge and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee.


                                    ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

         Section 5.1. Issuer's and Trustee's Right of Access to the Project. The Company agrees that during the term of this Agreement the Issuer, the Trustee, the Bank and their duly authorized agents shall have the right during regular business hours, with reasonable notice, to enter upon the Land and examine and inspect the Project, The Company agrees that the Issuer, the Trustee and their duly authorized agents shall have, subject to such limitations, restrictions and requirements as the Company may reasonably prescribe such rights of access to the Project.

         Section 5.2. Company to Maintain its Corporate Existence; Conditions under which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 5.2. consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of the United States of America or any state, district or territory thereof) or permit one or more other domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation (i) is a domestic corporation as aforesaid, (ii) is qualified to do business in the State, (iii) assumes in writing all of the obligations of the Company under this Agreement, the Note, the Letter of Instructions, the Reimbursement Agreement and the Remarketing Agreement and (iv) has a "Consolidated Tangible Net Worth" (after giving effect to such merger, consolidation or transfer) of not less than 95% of the Consolidated Tangible Net Worth of the Company immediately prior to such merger, consolidation or transfer, The term "Consolidated Tangible Net Worth", as used in this Section 5.2, shall mean the difference obtained by subtracting total consolidated liabilities of the Company and its consolidated subsidiaries, from total consolidated assets of the Company and its consolidated subsidiaries, less the aggregate amount of any intangible assets, including, without limitation, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         Section 5.3. Release and Indemnification Covenants. (a) The Company shall indemnify and hold the Issuer (including any official, agent, officer, director or employee thereof and counsel to the Issuer) harmless against any and all claims asserted by or on behalf of any person, firm, corporation, private or public, arising or resulting from, or in any way connected with (i) the financing, installation, operation, use or maintenance of the Project, (ii) any act, including negligent acts, failure to act or misrepresentation by any person, firm, corporation or governmental authority, including the Issuer, in connection with the issuance, sale or delivery of the Bonds, (iii) any act, failure to act or misrepresentation by the Issuer in connection with, or in the performance of any obligation related to the issuance, sale and delivery of the Bonds or under this Agreement, the Letter of Instructions or the Indenture, including all liabilities, costs and expenses, including reasonable attorneys' fees, incurred in any action or proceeding brought by reason of any such claim. In the event that any action or proceeding is brought against the Issuer by reason of any such claim, such action or proceeding shall be defended against by counsel as the Issuer shall determine, and the Company shall indemnify the Issuer for costs of such counsel. The Company upon notice from the Issuer shall resist and defend such an action or proceeding on behalf of the Issuer. The Company shall also indemnify the Issuer from and against all costs and expenses, including reasonable attorneys, fees, lawfully incurred in enforcing any obligation of the Company under this Agreement. Notwithstanding the foregoing, nothing contained in this subsection shall be construed to indemnify or release the Issuer from any liability which it would otherwise have had arising from the intentional misrepresentation or willful misconduct on the part of the Issuer, or any official, officers, employees, agents or representatives of the Issuer acting in their capacities other than as contemplated by this Agreement.

         (b) The Company also agrees to pay and to indemnify and hold harmless the Bank., the Trustee, the Bond Registrar, any person who "controls" the Bank, the Bond Registrar or the Trustee within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, director, official and employee of the Remarketing Agent, the Bank, the Bond Registrar or the Trustee (collectively called the "Indemnified Parties") from and against, any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature asserted by or on behalf of any person arising out of, resulting from, or in any way connected with, the condition, use, possession, conduct., management, planning, design, acquisition, construction, installation, renovation or sale of the Project or any part thereof, The Company also covenants and agrees, at its expense, to pay, and to indemnify and save the Indemnified Parties harmless of, from and against, all costs, reasonable counsel fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand, In the event that any action of proceeding is brought against the Indemnified Parties by reason of any such claim or demand, the Indemnified Parties shall immediately notify the Company, which shall resist and defend any action or proceeding on behalf of the Indemnified Parties, including the employment of counsel, the payment of all expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless the employment of such counsel has been specifically authorized by the Company. If such separate counsel is employed, the Company may join in any such suit for the protection of its own interests.

         The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Indemnified Parties.

         Section 5.4. Records and Financial Statements of Company. So long as a Letter of Credit is not in effect, the Trustee shall be permitted after reasonable notice during regular business hours during the term of this Agreement, to examine the books and records of the Company with respect to the Project.

         The Company agrees to furnish the Trustee with a financial report of the Company within one hundred twenty (120) days after the close of each fiscal year of the Company and after any Conversion Date, a balance sheet and statement of income, showing the financial position of the Company and its consolidated subsidiaries, if any., at the close of each such fiscal year and the results of the operations of the Company and its consolidated subsidiaries, if any, for each such fiscal year, certified by an independent certified public accountant selected by the Company for such fiscal year, The obligation of the Company under the preceding sentence shall be satisfied by delivering to the Trustee a copy of its annual report to its stockholders, The Company further agrees to furnish the Trustee with a financial report of the Company within sixty (60) days of the close of each quarter of each fiscal year of the Company (other than the fourth quarter of each such fiscal year) a balance sheet and statement of income, showing the financial position of the Company and its consolidated subsidiaries, if any, at the close of each such quarter and the results of operations of the Company and its consolidated subsidiaries, if any, for each such quarter.

         The Company further agrees to furnish the Trustee with such other financial statements and information concerning the Company as the Trustee may reasonably require on any date when the Letter of Credit is not in effect.

         Section 5.5. Tax-Exempt Status. The Issuer covenants that it shall, prior to or concurrently with the issuance of the Bonds, and does hereby duly elect to have the provisions of Section 144(a)(4) of the Code apply to such issue, The Company covenants that it shall furnish to the Issuer whatever information is necessary for the Issuer to perfect such election and shall file or cause to be filed such information with respect to said election or may be required by Bond Counsel.

         The Company represents that (i) the proceeds of the Bonds are to be used with respect to facilities located or to be located within St, Charles County, Missouri, (ii) on the date of issuance of the Bonds, the Company will be the only Principal User of the facilities financed with the proceeds of the Prior Bonds or to be financed with the proceeds of the Bonds, and the Company presently intends that it will be the only Principal User of the facilities financed with the proceeds of the Prior Bonds or to be financed with the proceeds of the Bonds; (iii) there are no outstanding obligations of any state, territory or possession of the United States, or any political subdivision of the foregoing or of the District of Columbia constituting "exempt small issues" within the meaning of the Code and Regulations, the proceeds of which have been or are to be used primarily with respect to facilities located in St. Charles County, Missouri., and which are to be used primarily by the Company (including any Section 144 Related Person to the Company) other than the Bonds and the Prior Bonds, which are to be redeemed in full on the date of issuance of the Bonds.

         The Company further represents that it does not presently intend to make any Section 144(a)(4) Capital Expenditures which will cause the interest on the Bonds to become subject to federal income taxation pursuant to the provisions of Section 144 of the Code. The Company further covenants and represents that it shall not take any action (other than making the aforesaid
Section 144(a)(4) Capital Expenditures) and it has not permitted and will not permit any action to be taken (other than the making by the Company of the Section 144(a)(4) Capital Expenditures described in the immediately preceding sentence) which would cause the interest on the Bonds to become subject to federal income taxes, provided, that the Company shall not have violated this covenant if the interest on any of the Bonds becomes taxable to a person who is a Substantial User of the Project or a Section 147 Related Person thereto, If
(i) Revenue Ruling 81-216 or Proposed Treasury Regulation Sections 1,103-7(b)(b) and 1,103-10(a), or (ii) Section 144(a)(9) of the Code are applicable to the Bonds and result in the aggregation of Bonds with any other obligation issued or to be issued by or on behalf of any state, territory or possession of the United States, or any political subdivision of the foregoing, or of the District of Columbia, which constitutes an "industrial development bond" or "private activity bond" within the meaning of the Code, causing the interest on the Bonds to be or become subject to federal income taxation pursuant to Section 144 of the Code, the Company shall be deemed to have failed to observe the immediately foregoing covenant.

         The Company further covenants that it shall furnish to the Issuer and the Trustee (i) at the time of the issuance of the Bonds, a statement of the aggregate amount of Section 144(a)(4) Capital Expenditures other than those to be paid or reimbursed out of the proceeds of the Bonds, made or incurred with respect to facilities located in St. Charles County, Missouri during the period beginning three (3) years before the date of such issue, (ii) within thirty (30) days after the Company or a Section 144 Related Person has made 'or incurred the maximum amount of Section 144(a)(4) Capital Expenditures permitted under Section 144(a)(4) of the Code, a statement to that effect and (iii) at least annually, supplemental statements listing by date and amount any Section 144(a)(4) Capital Expenditures during the three-year period beginning as of the date of issuance of the Bonds.

         The Company further covenants and agrees, so long as the Bonds are outstanding, that it will not sell any portion of the Project to, or enter into a lease, sublease or other arrangement for the management or direct or indirect use of all or any portion of the Project with any person who would be a test period beneficiary with respect to the Bonds (including any Section 144 Related Person thereto) within the meaning of Section 144(a)(10) of the Code or who would be a Principal User of the Project (including any Section 144 Related Person thereto), if such sale., lease, sublease or other arrangement would cause the dollar limitations set forth in Section 144(a)(10) or Section 144(a)(4) of the Code to be exceeded, The Company further covenants that, with respect to any lease, sublease or arrangement for use of all or any portion of the Project with a person who would be a test period beneficiary with respect to the Bonds (including any Section 144 Related Person thereto) within the meaning of Section 144(a)(10) of the Code or who would be a Principal User of the Project

(including any Section 144 Related Person thereto), it will cause such lease, sublease or arrangement to contain a provision requiring the test period beneficiary (or any Section 144 Related Person thereto) or the Principal User (or any Section 144 Related Person thereto), as the case may be, to comply with all applicable covenants set forth in this Section 5.5, Without limiting the generality of the foregoing, the Company specifically agrees that all purchasers of any portion of the Project who would be a test period beneficiary and all lessees and sublessees of more than ten percent (10%) of the net leasable floor space of the Project, or whose net rental payments exceed ten percent (10%) of the total net rental payments derived from the Project, will be required by the terms of the sale agreement, the lease, the sublease or other arrangement to file such statements and cooperate with the Issuer and the Company to comply with the requirements of this Section, Promptly after. the Company first becomes aware of any Determination of Taxability, the Company shall give written notice thereof to the Issuer, the Trustee, the Remarketing Agent and the Bank.

         Section 5.6. Taxes and Governmental Charges. The Company will promptly pay, as the same become due, all lawful taxes, assessments, utility charges and other governmental charges of any kind whatsoever levied or assessed by federal, state or any municipals government upon or with respect to the Project or any part thereof or any payments under this Agreement, The Company may, at its expense and in its own name and behalf in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period enforcement of any such contested item shall be effectively stayed. The Issuer, at the expense of the Company, will cooperate fully with the Company in any such contest.

         Section 5.7. Maintenance and Repair; Insurance. The Company will maintain the Project in a reasonably safe and sound operating condition, making from time to time all reasonably needed material repairs thereto, and shall maintain reasonable amounts of insurance coverage with respect to the Project and shall pay all costs of such maintenance, repair and insurance.

         Section  5.8.  Qualification  in State.  Subject to the  provisions  of
Section 5,2 hereof, the Company agrees that throughout the term of this Agreement, it will be qualified to do business in the State.

         Section 5.9. Letter of Credit. (a) on or prior to the issuance, sale and delivery of the Bonds to the purchaser or purchasers thereof pursuant to
Section 2.6 of the Indenture, the Company hereby covenants and agrees to obtain and deliver to the Trustee the initial, irrevocable, transferable Letter of Credit to be issued by the Bank in favor of the Trustee for the benefit of the owners from time to time of the Bonds in the form of Appendix I to the initial Reimbursement Agreement. The initial Letter of Credit shall be dated the date of issuance and delivery of the Bonds; shall expire on September 15, 1993, unless otherwise extended in accordance with the terms and provisions of subsection (b) below and the Reimbursement Agreement; shall be in the amount of (i) the aggregate principal amount of the Bonds (A) to enable the Trustee to pay the principal of the Bonds at maturity, upon call for redemption prior to maturity or acceleration, and (B) to enable the Trustee to pay the portion of purchase price of Bonds tendered or deemed to be tendered to the Trustee for purchase, equal to the aggregate principal amount of such Bonds, plus (ii) an amount equal to the interest to accrue on the Bonds. for fifty-eight (58) days at the Cap Rate (A) to enable the Trustee to pay interest accrued on the Bonds on the dates and in the manner set forth in the Indenture, and (B) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to the Trustee for purchase, equal to the accrued interest on such Bonds, plus
(iii) an amount equal to three percent (3%) of the principal amount of the Bonds to enable the Trustee to pay any redemption premium on the Bonds.

         (b) During the Variable Rate Period, except as hereinafter provided, at any time prior to the fifteenth Business Day prior to the interest payment date on the Bonds immediately preceding the Stated Termination Date of the Letter of Credit, the Company may, at its option provide for the extension of the term of the Letter of Credit or deliver to the Trustee a substitute Letter of Credit as hereinafter provided. If the Company chooses to extend the term of the Letter of Credit then such extension shall be to the fifteenth day of any calendar month at least one (1) year after the Stated Termination Date of the existing Letter of Credit, and the Company shall furnish proof of such extension, in the form of an amendment to the Letter of Credit evidencing such extension, to the Trustee no later than the fifteenth Business Day prior to the interest payment date on the Bonds immediately preceding the Stated Termination Date of the Letter of Credit, Subject to the provisions of Section 2.9 of the initial Reimbursement Agreement and any similar provision of any subsequent Reimbursement Agreement if the Company chooses to provide a substitute Letter of Credit, such substitute Letter of Credit shall be an irrevocable letter of credit in substantially the same form and tenor as the initial Letter of Credit in an amount equal to the Outstanding principal amount of the Bonds, plus an amount equal to the interest to accrue on the Bonds then outstanding for fifty-eight (58) days at the Cap Rate, plus an amount equal to three percent (3%) of the principal amount of the Bonds to enable the Trustee to pay any redemption premium on the Bonds, with administrative provisions reasonably satisfactory to the Trustee, but provided to expire on the fifteenth day of any calendar month at least one (1) year after the Stated Termination Date of the existing Letter of Credit., such substitute Letter of Credit to be issued by a commercial bank provider and delivered to the Trustee on or before the fifteenth Business Day prior to the interest payment date on the Bonds immediately proceeding the Stated Termination Date of the Letter of Credit; provided, that unless, simultaneously with the delivery of the substitute Letter of Credit to the Trustee, the Company shall furnish to the Trustee written evidence from each Rating Agency by which the Bonds are then rated, if any, to the effect that such Rating Agency has reviewed the proposed substitute Letter of Credit and that the substitution of the proposed substitute Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating of the Bonds from that which then prevails or, if the Bonds are not then rated by a Rating Agency, the provider of the substitute Letter of Credit shall have a commercial paper credit rating at least equal to the then commercial paper credit rating of the bank which provided the Letter of Credit for which the substitute Letter of Credit is being issued, the Bonds shall be subject to mandatory tender pursuant to Section 4,2 of the Indenture. Simultaneously with the delivery of any such substitute Letter of Credit to the Trustee, the Company shall also have provided the Trustee with written evidence from the Bank which issued the existing Letter of Credit that the Company shall have paid all of its obligations under the related Reimbursement Agreement to such Bank (other than any obligations with respect to reimbursement for drawings under the Letter of

Credit to purchase Bonds tendered or deemed to be tendered for purchase pursuant to Section 4,1 or Section 4,2 of the Indenture, which obligations are not yet due and owing under the Reimbursement Agreement) and shall have paid all other amounts due and owing under the Reimbursement Agreement pursuant to which the existing Letter of Credit was issued (except as aforesaid). Simultaneously with the delivery of such substitute Letter of Credit to the Trustee, the Company shall also provide the Trustee with an opinion of Bond Counsel that such substitute Letter of Credit is authorized under this Agreement, complies with the terms hereof and will not have an adverse effect on the exclusion of the interest on the Bonds from gross income for purposes of federal income taxation, If the Company shall fail to furnish to the Trustee such opinion of Bond Counsel on or before the specified date., the Trustee shall be deemed not to have received the substitute Letter of Credit, and the Bonds shall be subject to mandatory tender for purchase pursuant to Section 4,2 of the Indenture. Upon delivery of a substitute Letter of Credit and the foregoing evidence and opinion, the Trustee is authorized to surrender the existing Letter of Credit and to approve the cancellation of the existing Letter of Credit and the termination of the related Reimbursement Agreement, The Company hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to deliver any such substitute Letter of Credit at least ten (10) Business Day prior to the date on which the Company expects to deliver such substitute Letter of Credit.

         (c) If the Company elects to exercise its option to cause the interest rate on the Bonds to be converted to the Fixed Rate in accordance with the provisions of Section 2,2 of the Indenture, the Company may not deliver to the Trustee in connection with such conversion, or after such conversion, an Alternate Credit Facility, a substitute Letter of Credit or an extension of the Letter of Credit or substitute Letter of Credit then in effect, unless the Company shall also provide the Trustee with an opinion of Bond Counsel to the effect that such addition, substitution or extension is authorized under this Agreement, complies with the terms hereof and of the Indenture, and will not have an adverse effect on the exclusion of the interest on the Bonds from gross income for purposes of federal income taxation.

         (d) At any time while a Letter of Credit is in effect, the Company from time to time may, at its option, deliver to the Trustee a substitute Letter of Credit in substitution for the existing Letter of Credit, The substitute Letter of Credit shall be an irrevocable, transferable letter of credit in substantially the same form and tenor as the existing Letter of Credit with administrative provisions reasonably satisfactory to the Trustee, provided to expire on the same date as the existing Letter of Credit or on the fifteenth day of any calendar month at least one (1) year after the Stated Termination Date of the existing Letter of Credit, such substitute Letter of Credit to be issued by a commercial bank and delivered to the Trustee; provided, that unless, simultaneously with the delivery of the substitute Letter of Credit to the Trustee, the Company shall furnish to the Trustee written evidence from each Rating Agency by which the Bonds are then rated, if any, to the effect that such Rating Agency has reviewed the proposed substitute Letter of Credit and that the substitution of the proposed substitute Letter of Credit for the existing Letter of Credit will not, by itself, result in the reduction or withdrawal of its rating assigned to the Bonds from that which then prevails or, if the Bonds are not then rated by a Rating Agency, the provider of the substitute Letter of Credit shall have a commercial paper credit rating at least equal to the then commercial paper credit rating of the Bank which provided the Letter of Credit for which the substitute Letter of Credit is being issued, the Bonds will be subject to mandatory tender pursuant to Section 4,2 of the Indenture, Simultaneously with the delivery of any such substitute Letter of Credit to the Trustee, the Company shall also have provided the Trustee with written evidence from the Bank which issued the existing Letter of Credit that the Company shall have paid all of its obligations under the Reimbursement Agreement to such Bank (other than any obligations with respect to reimbursement for drawings under the Letter of Credit to purchase Bonds tendered or deemed tendered for purchase pursuant to Section 4,1 or Section 4,2 of the Indenture, which obligations are not yet due and owing under the Reimbursement Agreement) and shall have paid all other amounts due and owing under the Reimbursement Agreement pursuant to which the existing Letter of Credit was issued (except as aforesaid), Simultaneously with the delivery of such substitute Letter of Credit to the Trustee, the Company shall also provide the Trustee with an opinion of Bond Counsel that such substitute Letter of Credit is authorized under this Agreement, complies with the terms hereof and will not have an adverse effect on the exclusion of the interest on the Bonds from gross income for purposes of federal income taxation, If the Company shall fail to furnish to the Trustee such opinion of Bond Counsel, the Trustee shall not be deemed to have received the substitute Letter of Credit and shall not surrender the existing Letter of Credit, Upon delivery of a substitute Letter of Credit and the foregoing evidence and opinion, the Trustee is authorized to surrender the existing Letter of Credit and to approve the cancellation of the existing Letter of Credit and the termination of the related Reimbursement Agreement. The Company hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to deliver any such substitute Letter of Credit at least fifteen
(15) Business Days prior to the date on which the Company expects to deliver such substitute Letter of Credit.

         (e) Subject to Section 5.9(c) hereof, the Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility to supplement the Letter of Credit, to replace the Letter of Credit or to provide credit enhancement.if the Letter of Credit is not then in effect; provided, however, in no event shall any such Alternate Credit Facility replace the Letter of Credit prior to the fifteenth day immediately following the Conversion Date. Any such Alternate Credit Facility shall be payable to the Trustee for the benefit of the owners of the Bonds and shall have administrative provisions reasonably satisfactory to the Trustee, Simultaneously with the delivery of such an Alternate Credit Facility to the Trustee, the Company shall provide the Trustee with an opinion of Bond Counsel to the effect that the delivery of such Alternate Credit Facility is authorized under this Agreement, complies with the terms hereof and will not have an adverse effect on the exclusion of the interest on the Bonds from gross income for purposes of federal income taxation, The Company hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to deliver any such Alternate Credit Facility at least to ten (10) Business Days prior to the date on which the Company expects to deliver such Alternate Credit Facility.

         (f) In the event that the Letter of Credit is set to expire and the Company does not intend to deliver a substitute Letter of Credit to the Trustee, the Company shall, on or before the fifteenth Business Day prior to the interest payment date immediately preceding the Stated Termination Date, give written notice to the Issuer, the Trustee, the Remarketing Agent and the Bank that the Company does not intend to deliver such a substitute Letter of Credit to the Trustee prior to the Stated Termination Date.

         Section 5.10. Environmental Laws. The Company will comply in all material respects with the requirements of all federal, state and local environmental and health and safety laws, rules., regulations and orders applicable to or pertaining to the Project.

         Section 5.11. Annual Certificate. The Company will furnish to the Issuer and to the Trustee on or before January 31 of each year, a certificate of the Company signed by its President stating that the Company has made a review of its activities during the preceding calendar year for the purpose of determining whether or not the Company has complied with all of the terms, provisions and conditions of this Agreement and the Company has kept, observed, performed and fulfilled each and every covenant, provision and condition of this Agreement on its part to be performed and is not in default in the performance or observance of any of the terms, covenants, provisions or conditions hereof, or if the Company shall be in default such certificate shall specify all such defaults and the nature thereof.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1. Events of Default. The occurrence and continuation of any one of the following shall constitute an Event of Default hereunder:

         (a) failure by the Company to pay any amounts required to be paid as principal, premium, if any, or interest under the Note and this Agreement on the dates and in the manner specified therein of herein; or

         (b) failure by the Company to pay any amounts pursuant to Section 4.2(e) hereof on the dates and in the manner specified therein; or

         (c) failure by the Company to observe or perform any material covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in subsections (a) and (b) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer, the Trustee or the Bank, unless (i) the Trustee and the Bank shall agree in writing to an extension of such time prior to its expiration or (ii) if the failure is such that it can be corrected but not within such 30-day period, corrective action is instituted by the Company within such period and diligently pursued until such failure is corrected; or

         (d) the dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or an order for relief under Title 11 of the United States Code, as amended from time to time, is entered against the Company, or a petition or answer proposing the entry of an order for relief against the Company under Title 11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future Federal bankruptcy act or any similar Federal or state law shall be filed in any court and such petition or answer shall not be discharged within ninety (90) days after the filing thereof, or the Company shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Company) shall be appointed for or take possession of all or a substantial part of its property and shall not be discharged within ninety (90) days after such appointment or taking possession, or the Company shall consent to or acquiesce in such appointment or taking possession, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the adoption of a resolution by the board of directors of the Company or the taking of any other corporate action to file a petition or answer proposing the entry of an order for relief against the Company under Title 11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future Federal bankruptcy act or any similar Federal or state laws; provided, that the term "dissolution or liquidation of the Company", as used in this subsection (d), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another domestic corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.2 hereof; or

         (e) any material warranty, representation or other statement made by or on behalf of the Company contained herein, or in any document or certificate furnished by the Company in compliance with or in reference hereto, is false or misleading in any material respect; or

         (f) an "event of default" shall occur and be continuing under the Indenture.

         Section 6.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing hereunder, the Issuer or the Trustee may take any one or more of the following remedial steps:

         (a) The Issuer or the Trustee may exercise any right, power or remedy permitted to it by law as a holder of the Note, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all unpaid interest accrued on the Note to the date of such declaration and any premium the Company shall have become obligated to pay to be immediately due and payable, if concurrently with or prior to such notice the unpaid principal of and all unpaid accrued interest and premium on the Bonds have been declared to be due and payable under the Indenture, and upon such declaration the Note and the unpaid accrued interest thereon and such premium shall thereupon become forthwith due and payable in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds under Section 9,2 of the Indenture, without presentment, demand or protest., all of which are hereby expressly waived. The Company shall forthwith pay to the Trustee the entire principal of, premium, if any, and interest accrued on the Note.

         The Issuer and the Trustee shall waive, rescind and annul such declaration and the consequences thereof, when any declaration of acceleration on the Bond has been waived, rescinded and annulled pursuant to and in accordance with Section 9.2 of the Indenture.

         (b) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance a ' nd observance of any obligation, agreement or covenant of the Company under this Agreement,

         In case the Issuer or the Trustee shall have proceeded to enforce its rights under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, as the case may be, then and in every such case the Company, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Issuer and the Trustee shall continue as though no such proceeding had been taken.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company, or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and the Note and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of such distribution.

         Section 6.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Issuer or the Trustee should reasonably employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the Note or the enforcement of the performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

         Section 6.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the Indenture of now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power and accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient, In order to entitle the Issuer to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the owners from time to time of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

         Section 6.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                   ARTICLE VII

                               PREPAYMENT OF NOTE

         Section 7.1. Obligation to Prepay the Note Upon Determination of Taxability or Event of Taxability. (a) Upon the occurrence of a Determination of Taxability the Company shall have, and hereby accepts, the obligation to prepay the principal of the Note as a whole, and not in part, on any date within thirty
(30) days of the occurrence of a Determination of Taxability, for redemption of the Bonds pursuant to Section 3,1(c) of the Indenture, The amount to be prepaid pursuant to this Section 7,1(a) in such event shall be 103% of the then outstanding principal amount of the Bonds plus accrued interest to the date fixed for redemption.

         (b) Upon the occurrence of an Event of Taxability., the Company shall have, and hereby accepts, the obligation to prepay the principal of the Note as a whole, and not in part, on any date within thirty (30) days of the occurrence of an Event of Taxability, for redemption of the Bonds pursuant to Section 3,1(d) of the Indenture, The amount to be prepaid pursuant to this Section 7.1(b) in such event shall be 100% of the then outstanding principal amount of the Bonds plus accrued interest to the date fixed for redemption.

         (c) So long as the Letter of Credit is in effect, and to the extent that Available Moneys described in clause (a) of Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to repay the principal of and accrued interest on the Note payable under this Section 7.1, the Trustee shall, in accordance with Section 6,4 of the Indenture, draw upon the Letter of Credit to prepay the principal of, premium, if any, and accrued interest on the Note payable under this Section 7.1 in accordance with the terms of the Letter of Credit.

         Section 7.2. General Option to Prepay the Note. The Company shall have, and is hereby granted, the option to prepay the principal of the Note as a whole, or in part, by paying to the Trustee an amount sufficient to redeem all or a portion of the Bonds then Outstanding., in the manner., at the redemption prices (including premium, if any), from the sources and on the dates specified in Sections 3,1(a) and 3,1(b) of the Indenture, So long as the Letter of Credit is in effect, and to the extent that Available Moneys described in clause (a) of
Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to prepay the principal of and accrued interest on the Note under this Section 7.2, the Trustee shall, in accordance with Section 6,4 of the Indenture, draw upon the Letter of Credit to prepay the principal of, premium, if any, and accrued interest on the Note payable under this Section 7,2 in accordance with the terms of the Letter of Credit.

         Section 7.3. Redemption of the Bonds. To perform an obligation imposed upon the Company or to exercise an option granted to the Company by this Article VII, the Company shall give written notice to the Issuer, the Trustee and the Bank which notice shall specify therein the date upon which prepayment of the Note (or a portion thereof) will be made, which date shall be not less than thirty (30) days from the date the notice is mailed, and shall specify that all of the principal amount of the Note or a specified portion thereof is to be so prepaid. On or before the date such notice is given to the Bank, the Company shall obtain the consent of the Bank to such redemption required by Section 5.4 of the Reimbursement Agreement or any similar provision of any subsequent Reimbursement Agreement, The Issuer will direct the Trustee to take forthwith all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds (or a portion thereof) in amounts equal to the amount of the principal of the Note so prepaid as provided in this Article VII.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1. Notices. All notices, certificates or other communications shall be sufficiently given and shall be deemed given when the same are (i) deposited in the United States mail and sent by first class mail, postage prepaid, or (ii) delivered, in each case, to the parties at the addresses set forth below or at such other address as a party may designate by notice to the other parties: if to the Issuer, at Suite 200, # 1 Mid Rivers Mall Drive, St. Peters, Missouri 63376. Attention: President; if to the Company, at 3030 N. Highway 94, St. Charles, Missouri 63301, Attention: President; if to the Trustee., at 8820 Ladue Road, Second Floor, St, Louis, Missouri 63124,
Attention: Corporate Trust Department; if to the Bank, at 111 West Monroe Street, Chicago., Illinois 60603, Attention: Division A; and if to the
Remarketing  Agent,  at  111  West  Monroe  Street,  Chicago,   Illinois  60603,
Attention: Mr, Nicholas E. Knorr. A duplicate copy of each notice.., certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee, the Remarketing Agent and the Bank.

         Section 8.2. Assignments. This Agreement may not be assigned by either party without the consent of the other and the Trustee and the Bank, except that the Issuer shall assign and pledge to the Trustee its right, title and interest in and to this Agreement as provided by Section 4,4 hereof, and the Company may without any consent assign to any surviving, resulting or transferee corporation its rights under this Agreement as provided by Section 5.2 hereof.

         This Promissory Note is subject to mandatory prepayment as a whole, and optional prepayment as a whole or in part, as provided in Article VII of the Agreement.

         In certain events, on the conditions., in the manner and with the effect set out in the Agreement, the principal installments of this Promissory Note may be declared due and payable before the stated maturity thereof, together with accrued interest thereon, Reference is hereby made to the Agreement for a complete statement of the terms and conditions under which the maturity of the principal installments of this Promissory Note may be accelerated.

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed, attested, sealed and delivered as of September 25, 1990.



                                            LEONARD'S METAL, INC,


(SEAL)                                      By:
                                                     President

Attest:

By:
         Assistant Secretary

                                   ENDORSEMENT

         Pay, without recourse or warranty, to the order of Mark Twain Bank, St, Louis, Missouri, as Trustee under the Indenture of Trust dated as of September 1, 1990, from the undersigned to said Trustee,

                                   THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                   OF ST, CHARLES COUNTY, MISSOURI


                                   By:
                                        Vice President

                                    EXHIBIT B

         All of the following described real estate located in St. Charles County, Missouri:


PARCEL #1:

A tract of land being parts of. U. S. Surveys 189, 190 and 191 of the St. Charles Commons Fields, Township 47 North, Range 5 East, St. Charles County, Missouri and being more particularly described as follows: ' Beginning at a point in the centerline of Itueller Road (40 feet wide) said point being distant North 57 degrees 56 minutes East, 404.6 feet and South 48 degrees. East, @469-70 feet from the northeastern corner of U. S. Survey 1667, being also the intersection of the Northwesterly line of Parcel 2 conveyed to Leonard's Metal Inc. , by instrument recorded in Book 1120 page 465 of the St. Charles County Records, and the centerline of Mueller Road, 40 feet wide; thence along said centerline, North 48 degrees West, 301.43 feet; thence departing said centerline, North 42 degrees East, 20.00 feet to the easterly line of a 50 foot easement and a point of curvature; thence along said easterly line the following courses and distances; thence along a curve to the right, through an arc distance of 31.42 feet, said curve having a radius of 20 feet and a central angle of 90 degrees to a point of tangency; thence North 42 degrees East, 107.72 feet to a point of curvature; thence along a curve to the left, through an arc distance of 200.54 feet, said curve having a radius of 225 feet and a central angle of 51 degrees 04 minutes 01 second to a point of reverse curvature; thence along a curve to the right, through an arc distance of 156.01-feet, said curve having a radius-Of-175 feet and a central angle of 51 degrees 04 minutes 46 seconds; thence North 42 degrees 00 minutes 45 seconds East 0.14 feet to the southwesterly line of Elm Point Easement Plat, as recorded in Plat Book 26, Page '142, St. Charles County Records; thence along said southwesterly line, South 47 degrees 59 minutes 15 seconds East, 536.20 feet to the northwesterly I:Ene of the aforementioned Leonard's Metal Inc.; thence along said northwesterly line, South 52 degrees 07 minutes West'@466.17 feet to the point of beginning.

PARCEL #2:

A tract of land being parts of U. S. Surveys 189, 190 and 191 of the St. Charles Common Fields, St. Charles, Missouri in Township 47 North, Range 5 East', more particularly described as;follows: Beginning at a point in the centerline of Mueller Road (40 feet wide) said point.being distant,..North 57 degrees 56 minutes East 404.6 feet and South 48 degrees 00 minutes East 2855,45 feet from the Northeastern corner of U. S. Survey 1667; thence, from said point of beginning and along the centerline of Mueller Road, being also the common line between U. S. Surveys 188 and 189, North 48 degrees 00 minutes West 370.00 feet to a point; thence, leaving the centerline of said road, North 52 degrees 07 minutes Fast 515- 00 feet an iron pipe; thence South 48 degrees 00 minutes East
370.00 feet to a point on the Northwestern line of Fox Run Mobile Home Estates, a subdivision recorded in Plat Book 12 page 12 of the St. Charles County Records; thence, along the Northwestern line of said Fox Run Mobile Home Estates, South 52 degrees 07 minutes West 515.00 feet to the point of beginning according to a plat and survey thereof executed by Maran-Cooke, Inc., during June. 1973.

PARCEL #3:

Part of U. S. Surveys 189, 190 and 191 of the St. Charles Commons Fields, St. Charles, Missouri, in Township 47 North, Range 5 East, entire particularly described as follows:

Beginning at a point in the centerline of Mueller Road (40 feet wide), said point being distant, North 57 degrees 56 minutes East 404.6 feet and South 48 degrees 00 minutes East 2485.45 feet from the Northeastern corner of U. S. Survey 1667; thence leaving said centerline of Mueller Road North 52 degrees 07 minutes East 515 feet; thence North 48 degrees West 15.75 feet; thence South 52 degrees 07 minutes West 515 feet to the centerline of Mueller Road; thence South 48 degrees East 15.75 feet to the point of beginning.

A TRACT OF LAND SITUATE IN U.S, SURVEY 161, TOWNSHIP 47 NORTH, RANGE 5 EAST IN THE CUL-DE-SAC, COMMON, FIELDS, FRONTING 255,67 FEET ON THE EAST SIDE OF MISSOURI STATE HIGHWAY 94, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO WIT:
BEGINNING AT A POINT AN IRON PIPE SET IN THE EASTERN RIGHT OF WAY LINE OF MISSOURI STATE HIGHWAY 94 DISTANT 1476.73 FEET NORTH 6 DEGREES 5' EAST FROM A POINT AN IRON PIPE MARKING THE NORTHWEST CORNER OF STERLING ALUMINUM PRODUCTS, INC, TRACT OF LAND ACCORDING TO A DEED OF RECORD IN BOOK 274, PAGE. 566 IN THE ST. CHARLES COUNTY RECORDER'S OFFICE; THENCE FROM SAID BEGINNING POINT NORTH SIX DEGREES 05' EAST ALONG THE SAID EASTERN RIGHT OF WAY LINE OF SAID MISSOURI STATE HIGHWAY NO. 94 A DISTANCE OF 255.67 FEET TO A POINT MARKED BY AN IRON PIPE; THENCE-SOUTH 84 DEGREES 26' EAST 494.42 FEET TO A POINT; THENCE SOUTH 9 DEGREES 26' EAST 264,26 FEET TO A POINT; THENCE NORTH 84 DEGREES 26' WEST 565.09 FEET TO THE POINT OF BEGINNING.